Exhibit A

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that (i) this statement on Schedule 13G has been adopted and filed on behalf of each of them and (ii) all future amendments to such statement on Schedule 13G will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Dated: August 28, 2025

Beijing Qiushi Chenxing Consulting Center (Limited Partnership)

By:	/s/ Yang Zhou
Name: Yang Zhou
Title: Authorized Signatory of General Partner

Qingdao Qiushi Chenxing Venture Capital Fund II (Limited Partnership)

By:	/s/ Yang Zhou
Name: Yang Zhou
Title: Authorized Signatory of General Partner

Yang Zhou

By:	/s/ Yang Zhou
Name: Yang Zhou